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                                                                    EXHIBIT 5(a)

                              HAYNES AND BOONE, LLP
                           901 Main Street, Suite 3100
                               Dallas, Texas 75202
                                  214.651.5000

                                November 9, 2000


Corniche Group Incorporated
610 South Industrial Blvd.
Suite 220
Euless, Texas 76040

Re:      Corniche Group Incorporated Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to Corniche Group Incorporated, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-1 (Registration No. 333-48020) and the amendments thereto (the Registration Statement, as amended, is hereinafter referred to as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offer and sale by the Company of up to 19,844,585 shares of its Common Stock, par value $0.001 per share ("Common Stock"). The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to, the internal substantive laws of the State of Texas, the General Corporation Laws of the State of Delaware and applicable federal laws of the United States of America.

In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the Amended Certificate of Incorporation of the Company (the "Certificate of Incorporation"), and the Amended Bylaws of the Company (the "Bylaws"); (ii) the minutes and records of the corporate proceedings of the Company with respect to the issuance by the Company of the shares of Common Stock; (iii) the Registration Statement and all exhibits thereto and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof. As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. Finally, we have assumed that all formalities required by the Company's Certificate of Incorporation, Bylaws and the Delaware General Corporation Law will be complied with when the shares of Common Stock are issued.



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Corniche Group Incorporated
November 9, 2000
Page 2

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the shares of Common Stock, upon receipt by the Company of the full consideration for the shares of Common Stock, will, when sold, be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5(a) to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.


Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP